Exhibit 99

FOR IMMEDIATE RELEASE

Contacts:	John Hulbert, Investors, (612) 761-6627
Stacey Wempen, Financial Media, (612) 761-6785
Target Media Hotline, (612) 696-3400

Target Reports Third Quarter 2012 Earnings

Adjusted EPS of $0.90 Up 4.3% from Third Quarter 2011

GAAP EPS of $0.96 Includes 15-cent Gain from Pending Receivables Sale(1)

MINNEAPOLIS (November 15, 2012) — Target Corporation (NYSE: TGT) today reported third quarter net earnings of $637 million, or $0.96 per share, which includes a 15-cent gain from the pending sale of its credit-card receivables portfolio(1). Adjusted earnings per share, a measure the company believes is useful in providing period-to-period comparisons of the results of its U.S. operations, were $0.90 in third quarter 2012, up 4.3 percent from $0.86 in 2011. A reconciliation of non-GAAP financial measures to GAAP measures is provided in the tables attached to this press release. All earnings per share figures refer to diluted earnings per share.

“We’re pleased with Target’s third quarter financial performance, which reflects superb execution across each of our business segments,” said Gregg Steinhafel, chairman, president, and chief executive officer of Target Corporation. “We are well-positioned to deliver strong fourth quarter performance by offering compelling merchandise and unbeatable value through initiatives like the Target/Neiman Marcus Holiday Collection, 5% REDcard Rewards and our new Holiday Price Match which allow our guests to shop at Target with confidence throughout the holiday season.”

(1) Please refer to the detail provided in the reconciliation of GAAP to adjusted EPS in the tables attached to this release.

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Fiscal 2012 Earnings Guidance

For fourth quarter 2012, the company expects adjusted EPS of $1.64 to $1.74 and GAAP EPS of $1.45 to $1.55. The 19-cent difference between these ranges reflects the expected EPS impact of expenses related to the company’s Canadian market entry.

U.S. Retail Segment Results

As previously reported, sales increased 3.4 percent to $16.6 billion in third quarter 2012 from $16.1 billion last year, reflecting a 2.9 percent increase in comparable-store sales combined with the contribution from new stores.

Segment earnings before interest expense and income taxes (EBIT) were $963 million in the third quarter of 2012, an increase of 3.4 percent from $931 million in 2011. Third quarter EBITDA and EBIT margin rates were 8.9 percent and 5.8 percent, respectively, compared with 9.1 percent and 5.8 percent in 2011. Third quarter gross margin rate declined to 30.3 percent in 2012 from 30.5 percent in 2011, reflecting the impact of the company’s integrated growth strategies partially offset by underlying rate improvements within categories. Third quarter selling, general and administrative (SG&A) expense rate was 21.4 percent in 2012, unchanged from 2011.

U.S. Credit Card Segment Results(2)

Third quarter average receivables decreased 4.7 percent to $5.9 billion in 2012 from $6.2 billion in 2011. Third quarter 2012 portfolio spread to LIBOR was $138 million, or 9.3 percent, compared with $158 million, or 10.2 percent, in 2011. Performance in third quarter 2012 reflected a $20 million reduction in the allowance for doubtful accounts, compared with a $49 million reduction in third quarter 2011.

(2)The Company intends to continue reporting a U.S. Credit Card segment until the credit card receivables transaction with TD Bank closes in 2013. The segment results will continue to be reported on the same basis as historical results.

2

Canadian Segment Results

Third quarter 2012 EBIT was $(96) million, due to start-up expenses, depreciation and amortization related to the company’s expected market entry in 2013. Total expenses related to investments in Target’s Canadian market entry reduced Target’s earnings per share by approximately 13 cents in third quarter 2012.(3)

Interest Expense and Taxes

Net interest expense for the quarter was $192 million, including $20 million of interest on capitalized leases related to Target’s Canadian market entry.  Net interest expense was $200 million in third quarter 2011.

The company’s effective income tax rate was 34.5 percent in third quarter 2012, including the favorable resolution of various income tax matters that benefited third quarter EPS by approximately 4 cents.

Capital Returned to Shareholders

In third quarter 2012, the company repurchased approximately 1.7 million shares of its common stock at an average price of $62.90, for a total investment of $104 million.  The company also paid dividends of $236 million during the quarter.

Year-to-date the company has repurchased approximately 21.8 million shares of its common stock at an average price of $57.53, for a total investment of $1.25 billion, and paid dividends of $635 million.

(3)This amount includes interest expense and tax expense that are not included in the segment measure of profit.  A reconciliation of non-GAAP measures is included in the tables attached to this release.

3

Accounting Considerations

As a result of Target’s recently announced agreement to sell its credit card receivables portfolio to TD Bank Group, third quarter 2012 GAAP earnings per share reflect a pre-tax gain of $156 million due to a change in the accounting treatment of its receivables from “held for investment” to “held for sale”.

Miscellaneous

Target Corporation will webcast its third quarter earnings conference call at 9:30 a.m. CST today.  Investors and the media are invited to listen to the call through the company’s website at www.target.com/investors (click on “events & presentations”).  A telephone replay of the call will be available beginning at approximately 11:30 a.m. CST today through the end of business on November 16, 2012.  The replay number is (855) 859-2056 (passcode: 39813512).

Statements in this release regarding fourth quarter 2012 earnings guidance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements speak only as of the date they are made and are subject to risks and uncertainties which could cause the company’s actual results to differ materially.  The most important risks and uncertainties are described in Item 1A of the company’s Form 10-K for the fiscal year ended January 28, 2012 and Form 10-Q for the fiscal quarter ended July 28, 2012.

4

In addition to the GAAP results provided in this release, the company provides adjusted diluted earnings per share for the three and nine months ended October 27, 2012 and October 29, 2011.  This measure is not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The most comparable GAAP measure is diluted earnings per share.  Management believes adjusted EPS is useful in providing period-to-period comparisons of the results of the company’s U.S. operations.  Adjusted EPS should not be considered in isolation or as a substitution for analysis of the company’s results as reported under GAAP.  Other companies may calculate adjusted EPS differently than the company does, limiting the usefulness of the measure for comparisons with other companies.

About Target

Minneapolis-based Target Corporation (NYSE:TGT) serves guests at 1,782 stores across the United States and at Target.com. The company plans to open its first stores in Canada in 2013. Since 1946, Target has given 5 percent of its profit through community grants and programs; today, that giving equals more than $4 million a week. For more information about Target’s commitment to corporate responsibility, visit Target.com/hereforgood.

For more information, visit Target.com/Pressroom.

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5

TARGET CORPORATION

Consolidated Statements of Operations

	Three Months Ended			Nine Months Ended
	October 27,	October 29,		October 27,	October 29,
(millions, except per share data) (unaudited)	2012	2011	Change	2012	2011	Change
Sales	$16,601	$16,054	3.4%	$49,589	$47,529	4.3%
Credit card revenues	328	348	(5.8)	986	1,048	(6.0)
Total revenues	16,929	16,402	3.2	50,575	48,577	4.1
Cost of sales	11,569	11,165	3.6	34,406	32,874	4.7
Selling, general and administrative expenses	3,704	3,525	5.1	10,686	10,230	4.4
Credit card expenses	106	109	(3.4)	333	283	17.4
Depreciation and amortization	542	546	(0.7)	1,603	1,568	2.2
Gain on receivables held for sale	(156)	—	n/a	(156)	—	n/a
Earnings before interest expense and income taxes	1,164	1,057	10.1	3,703	3,622	2.3
Net interest expense	192	200	(4.1)	558	574	(2.7)
Earnings before income taxes	972	857	13.4	3,145	3,048	3.2
Provision for income taxes	335	302	10.8	1,107	1,100	0.6
Net earnings	$637	$555	14.8%	$2,038	$1,948	4.6%
Basic earnings per share	$0.97	$0.82	18.0%	$3.09	$2.85	8.3%
Diluted earnings per share	$0.96	$0.82	17.6%	$3.06	$2.84	7.9%
Weighted average common shares outstanding
Basic	654.8	673.2	(2.7)%	659.3	682.2	(3.4)%
Diluted	662.2	678.3	(2.4)%	665.8	686.9	(3.1)%

TARGET CORPORATION

Consolidated Statements of Financial Position

	October 27,	January 28,	October 29,
(millions)	2012	2012	2011
	(unaudited)		(unaudited)
Assets
Cash and cash equivalents, including short-term investments of $800, $194 and $66	$1,469	$794	$821
Credit card receivables, held for sale	5,647	—	—
Credit card receivables, net of allowance of $0, $430 and $431	—	5,927	5,713
Inventory	9,533	7,918	9,890
Other current assets	1,846	1,810	1,948
Total current assets	18,495	16,449	18,372
Property and equipment
Land	6,188	6,122	6,069
Buildings and improvements	27,800	26,837	26,850
Fixtures and equipment	5,280	5,141	5,153
Computer hardware and software	2,418	2,468	2,457
Construction-in-progress	1,365	963	546
Accumulated depreciation	(12,982)	(12,382)	(12,035)
Property and equipment, net	30,069	29,149	29,040
Other noncurrent assets	1,015	1,032	1,035
Total assets	$49,579	$46,630	$48,447
Liabilities and shareholders’ investment
Accounts payable	$8,050	$6,857	$8,053
Accrued and other current liabilities	3,631	3,644	3,273
Unsecured debt and other borrowings	2,528	3,036	2,313
Nonrecourse debt collateralized by credit card receivables	1,500	750	500
Total current liabilities	15,709	14,287	14,139
Unsecured debt and other borrowings	14,526	13,447	12,897
Nonrecourse debt collateralized by credit card receivables	—	250	3,259
Deferred income taxes	1,279	1,191	1,199
Other noncurrent liabilities	1,713	1,634	1,689
Total noncurrent liabilities	17,518	16,522	19,044
Shareholders’ investment
Common stock	55	56	56
Additional paid-in capital	3,854	3,487	3,431
Retained earnings	13,069	12,959	12,340
Accumulated other comprehensive loss
Pension and other benefit liabilities	(581)	(624)	(516)
Currency translation adjustment and cash flow hedges	(45)	(57)	(47)
Total shareholders’ investment	16,352	15,821	15,264
Total liabilities and shareholders’ investment	$49,579	$46,630	$48,447
Common shares outstanding	654.5	669.3	671.4

TARGET CORPORATION

Consolidated Statements of Cash Flows

	Nine Months Ended
	October 27,	October 29,
(millions) (unaudited)	2012	2011
Operating activities
Net earnings	$2,038	$1,948
Reconciliation to cash flow
Depreciation and amortization	1,603	1,568
Share-based compensation expense	74	61
Deferred income taxes	73	397
Bad debt expense	141	67
Gain on receivables held for sale	(156)	—
Non-cash (gains)/losses and other, net	(15)	76
Changes in operating accounts:
Accounts receivable originated at Target	97	120
Inventory	(1,615)	(2,294)
Other current assets	(98)	(131)
Other noncurrent assets	—	49
Accounts payable	1,193	1,428
Accrued and other current liabilities	(109)	(360)
Other noncurrent liabilities	122	46
Cash flow provided by operations	3,348	2,975
Investing activities
Expenditures for property and equipment	(2,338)	(3,750)
Proceeds from disposal of property and equipment	35	7
Change in accounts receivable originated at third parties	192	253
Other investments	86	(114)
Cash flow required for investing activities	(2,025)	(3,604)
Financing activities
Change in commercial paper, net	—	1,211
Additions to long-term debt	1,971	1,000
Reductions of long-term debt	(1,024)	(272)
Dividends paid	(635)	(549)
Repurchase of stock	(1,230)	(1,693)
Stock option exercises and related tax benefit	279	66
Other	(16)	1
Cash flow required for financing activities	(655)	(236)
Effect of exchange rate changes on cash and cash equivalents	7	(26)
Net increase (decrease) in cash and cash equivalents	675	(891)
Cash and cash equivalents at beginning of period	794	1,712
Cash and cash equivalents at end of period	$1,469	$821

TARGET CORPORATION

U.S. Retail Segment

	Three Months Ended			Nine Months Ended
U.S. Retail Segment Results (millions) (unaudited)	October 27, 2012	October 29, 2011	Change	October 27, 2012	October 29, 2011	Change
Sales	$16,601	$16,054	3.4%	$49,589	$47,529	4.3%
Cost of sales	11,569	11,165	3.6	34,406	32,874	4.7
Gross margin	5,032	4,889	2.9	15,183	14,655	3.6
SG&A expenses(a)	3,553	3,433	3.5	10,315	9,988	3.3
EBITDA	1,479	1,456	1.6	4,868	4,667	4.3
Depreciation and amortization	516	525	(1.7)	1,526	1,527	(0.1)
EBIT	$963	$931	3.4%	$3,342	$3,140	6.4%

EBITDA is earnings before interest expense, income taxes, depreciation and amortization.

EBIT is earnings before interest expense and income taxes.

(a) Loyalty program charges were $78 million and $74 million for the three months ended October 27, 2012 and October 29, 2011, respectively, and $217 million and $189 million for the nine months ended October 27, 2012 and October 29, 2011, respectively.  In all periods, these amounts were recorded as reductions to SG&A expenses within the U.S. Retail Segment and increases to operations and marketing expenses within the U.S. Credit Card Segment.

	Three Months Ended		Nine Months Ended
U.S. Retail Segment Rate Analysis	October 27,	October 29,	October 27,	October 29,
(unaudited)	2012	2011	2012	2011
Gross margin rate	30.3%	30.5%	30.6%	30.8%
SG&A expense rate	21.4	21.4	20.8	21.0
EBITDA margin rate	8.9	9.1	9.8	9.8
Depreciation and amortization expense rate	3.1	3.3	3.1	3.2
EBIT margin rate	5.8	5.8	6.7	6.6

Rate analysis metrics are computed by dividing the applicable amount by sales.

	Three Months Ended		Nine Months Ended
Comparable-Store Sales	October 27,	October 29,	October 27,	October 29,
(unaudited)	2012	2011	2012	2011
Comparable-store sales change	2.9%	4.3%	3.7%	3.4%
Drivers of change in comparable-store sales:
Number of transactions	0.5	0.3	1.0	0.4
Average transaction amount	2.4	4.1	2.7	3.1
Selling price per unit	1.2	1.6	1.6	0.2
Units per transaction	1.2	2.5	1.0	2.9

The comparable-store sales increases or decreases above are calculated by comparing sales in fiscal year periods with comparable prior-year periods of equivalent length.

	Three Months Ended		Nine Months Ended
REDcard Penetration	October 27,	October 29,	October 27,	October 29,
(unaudited)	2012	2011	2012	2011
Target Credit Cards	8.0%	6.9%	7.6%	6.5%
Target Debit Cards	6.0	2.6	5.2	2.1
Total Store REDcard Penetration	14.0%	9.5%	12.8%	8.6%

Represents the percentage of Target store sales that are paid for using REDcards.

	Number of Stores			Retail Square Feet(a)
Number of Stores and Retail Square Feet	October 27,	January 28,	October 29,	October 27,	January 28,	October 29,
(unaudited)	2012	2012	2011	2012	2012	2011
Target general merchandise stores	395	637	640	47,038	76,999	77,349
Expanded food assortment stores	1,130	875	875	146,087	114,219	114,218
SuperTarget stores	251	251	252	44,500	44,503	44,681
CityTarget stores	5	—	—	514	—	—
Total	1,781	1,763	1,767	238,139	235,721	236,248

(a) In thousands; reflects total square feet, less office, distribution center and vacant space.

TARGET CORPORATION

U.S. Credit Card Segment

	Three Months Ended October 27, 2012		Three Months Ended October 29, 2011		Nine Months Ended October 27, 2012		Nine Months Ended October 29, 2011
U.S. Credit Card Segment Results		Annualized		Annualized		Annualized		Annualized
(millions) (unaudited)	Amount	Rate(d)	Amount	Rate(d)	Amount	Rate(d)	Amount	Rate(d)
Finance charge revenue	$265	18.0%	$279	18.1%	$801	17.9%	$849	18.0%
Late fees and other revenue	44	3.0	47	3.1	126	2.8	133	2.8
Third party merchant fees	19	1.3	22	1.4	59	1.3	66	1.4
Total revenues	328	22.3	348	22.5	986	22.1	1,048	22.2
Bad debt expense	46	3.1	40	2.6	141	3.2	67	1.4
Operations and marketing expenses(a)	138	9.4	143	9.2	409	9.2	405	8.6
Depreciation and amortization	3	0.2	4	0.3	11	0.2	13	0.3
Total expenses	187	12.7	187	12.1	561	12.5	485	10.3
EBIT	141	9.6	161	10.4	425	9.5	563	11.9
Interest expense on nonrecourse debt collateralized by credit card receivables	3		18		8		55
Segment profit	$138		$143		$417		$508
Average receivables funded by Target(b)	$4,393		$2,427		$4,557		$2,443
Segment pretax ROIC(c)	12.5%		23.6%		12.2%		27.7%

(a) See footnote (a) to our U.S. Retail Segment Results table for an explanation of our loyalty program charges.

(b) Amounts represent the portion of average credit card receivables, at par, funded by Target. These amounts exclude $1,500 million and $1,395 million for the three and nine months ended October 27, 2012, respectively, and $3,754 million and $3,843 million for the three and nine months ended October 29, 2011, respectively, of receivables funded by nonrecourse debt collateralized by credit card receivables.

(c) ROIC is return on invested capital, and this rate equals our segment profit divided by average credit card receivables, at par, funded by Target, expressed as an annualized rate.

(d) As an annualized percentage of average credit card receivables, at par.

	Three Months Ended October 27, 2012			Three Months Ended October 29, 2011			Nine Months Ended October 27, 2012			Nine Months Ended October 29, 2011
	Yield			Yield			Yield			Yield
Spread Analysis - Total Portfolio (unaudited)	Amount (in millions)	Annualized Rate		Amount (in millions)	Annualized Rate		Amount (in millions)	Annualized Rate		Amount (in millions)	Annualized Rate
EBIT	$141	9.6	%(c)	$161	10.4	%(c)	$425	9.5	%(c)	$563	11.9	%(c)
LIBOR(a)		0.2%			0.2%			0.2%			0.2%
Spread to LIBOR(b)	$138	9.3	%(c)	$158	10.2	%(c)	$415	9.3	%(c)	$552	11.7	%(c)

Note: Annualized rates are calculated on a standalone basis.

(a) Balance-weighted one-month LIBOR.

(b) Spread to LIBOR is a metric used to analyze the performance of our total credit card portfolio because the majority of our portfolio earns finance charge revenue at rates tied to the Prime Rate, and the interest rate on all nonrecourse debt collateralized by credit card receivables is tied to LIBOR.

(c) As an annualized percentage of average credit card receivables, at par.

	Three Months Ended			Nine Months Ended
Receivables Rollforward Analysis	October 27,	October 29,		October 27,	October 29,
(millions) (unaudited)	2012	2011	Change	2012	2011	Change
Beginning credit card receivables, at par	$5,905	$6,202	(4.8)%	$6,357	$6,843	(7.1)%
Charges at Target	1,456	1,205	20.8	4,142	3,348	23.7
Charges at third parties	1,143	1,283	(10.9)	3,488	3,886	(10.2)
Payments	(2,902)	(2,784)	4.2	(8,837)	(8,577)	3.0
Other	234	238	(2.1)	686	644	6.4
Period-end credit card receivables, at par	5,836 (a)	6,144	(5.0)	5,836 (a)	6,144	(5.0)
Average credit card receivables, at par	$5,893	$6,181	(4.7)	$5,952	$6,287	(5.3)
Accounts with three or more payments (60+ days) past due as a percentage of period-end credit card receivables, at par	2.8%	3.3%		2.8%	3.3%
Accounts with four or more payments (90+ days) past due as a percentage of period-end credit card receivables, at par	1.9%	2.2%		1.9%	2.2%

	Three Months Ended			Nine Months Ended
Allowance for Doubtful Accounts	October 27,	October 29,		October 27,	October 29,
(millions) (unaudited)	2012	2011	Change	2012	2011	Change
Allowance at beginning of period	$365	$480	(23.8)%	$430	$690	(37.7)%
Bad debt expense	46	40	15.3	141	67	109.8
Write-offs(b)	(95)	(122)	(21.0)	(326)	(448)	(27.1)
Recoveries(b)	29	33	(12.6)	100	122	(17.6)
Segment allowance at end of period	$345 (a)	$431	(20.1)	$345 (a)	$431	(20.1)
As a percentage of period-end credit card receivables, at par	5.9%	7.0%		5.9%	7.0%
Net write-offs as an annualized percentage of average credit card receivables, at par	4.5%	5.7%		5.1%	6.9%

(a) Period-end credit card receivables, at par, less the segment allowance of $345 million, plus the gain on receivables held for sale of $156 million represents credit card receivables, held for sale as reported on the Consolidated Statements of Financial Position.

(b) Write-offs include the principal amount of losses (excluding accrued and unpaid finance charges), and recoveries include current period collections on previously written-off balances. These amounts combined represent net write-offs.

TARGET CORPORATION

Canadian Segment

	Three Months Ended			Nine Months Ended
Canadian Segment Results	October 27,	October 29,		October 27,	October 29,
(millions) (unaudited)	2012	2011	Change	2012	2011	Change
Sales	$—	$—	—%	$—	$—	—%
Cost of sales	—	—	—	—	—	—
Gross margin	—	—	—	—	—	—
SG&A expenses(a)	72	18	317.4	154	53	188.4
EBITDA	(72)	(18)	317.4	(154)	(53)	188.4
Depreciation and amortization(b)	24	17	36.7	67	28	139.3
EBIT	$(96)	$(35)	177.2%	$(221)	$(81)	171.5%

EBITDA is earnings/(loss) before interest expense, income taxes, depreciation and amortization.

EBIT is earnings/(loss) before interest expense and income taxes.

(a) SG&A expenses include start-up costs consisting primarily of compensation, benefits and consulting expenses.

(b) Depreciation and amortization results from depreciation of capital lease assets and leasehold interests. For the three and nine months ended October 27, 2012, the lease payment obligation also gave rise to $20 million and $58 million of interest expense, respectively, compared with $15 million and $25 million for the three and nine months ended October 29, 2011, respectively, recorded in our Consolidated Statements of Operations.

TARGET CORPORATION

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Nine Months Ended
	October 27,	October 29,		October 27,	October 29,
(unaudited)	2012	2011	Change	2012	2011	Change
GAAP diluted earnings per share	$0.96	$0.82	17.6%	$3.06	$2.84	7.9%
Adjustments	(0.06)	0.04		0.06	0.09
Adjusted diluted earnings per share	$0.90	$0.86	4.3%	$3.12	$2.93	6.8%

A detailed reconciliation is provided below.

(millions, except per share data) (unaudited)	U.S. Retail	U.S. Credit Card	Total U.S.	Canadian	Other		Consolidated GAAP Total
Three Months Ended October 27, 2012
Segment profit	$963	$138	$1,100	$(96)	$—		$1,005
Other net interest expense(a)			168	20	—		189
Gain on receivables held for sale			—	—	(156)		(156)
Earnings before income taxes			932	(116)	156		972
Provision for income taxes(b)			337	(33)	31	(d)	335
Net earnings			$595	$(83)	$125		$637
Diluted earnings per share(c)			$0.90	$(0.13)	$0.19		$0.96
Three Months Ended October 29, 2011
Segment profit	$931	$143	$1,074	$(35)	$—		$1,039
Other net interest expense(a)			167	15	—		182
Earnings before income taxes			907	(50)	—		857
Provision for income taxes(b)			323	(15)	(6	)(d)	302
Net earnings			$584	$(35)	$6		$555
Diluted earnings per share(c)			$0.86	$(0.05)	$0.01		$0.82

Nine Months Ended October 27, 2012
Segment profit	$3,342	$417	$3,759	$(221)	$—		$3,539
Other net interest expense(a)			491	58	—		550
Gain on receivables held for sale			—	—	(156)		(156)
Earnings before income taxes			3,268	(279)	156		3,145
Provision for income taxes(b)			1,187	(80)	—	(d)	1,107
Net earnings			$2,081	$(199)	$156		$2,038
Diluted earnings per share(c)			$3.12	$(0.30)	$0.23		$3.06
Nine Months Ended October 29, 2011
Segment profit	$3,140	$508	$3,648	$(81)	$—		$3,567
Other net interest expense(a)			494	25	—		519
Earnings before income taxes			3,154	(106)	—		3,048
Provision for income taxes(b)			1,144	(30)	(15	)(d)	1,100
Net earnings			$2,010	$(76)	$15		$1,948
Diluted earnings per share(c)			$2.93	$(0.11)	$0.02		$2.84

Note: Our segment measure of profit is used by management to evaluate the return on our investment and to make operating decisions. To provide additional transparency, we have disclosed non-GAAP adjusted diluted earnings per share, which excludes the impact of our planned 2013 Canadian market entry, the gain on receivables held for sale and favorable resolution of various income tax matters. We believe this information is useful in providing period-to-period comparisons of the results of our U.S. operations. The sum of the non-GAAP adjustments may not equal the total adjustment amounts due to rounding.

(a) Represents interest expense, net of interest income, not included in U.S. Credit Card segment profit.  For the three and nine months ended October 27, 2012, U.S. Credit Card segment profit included $3 million and $8 million of interest expense on nonrecourse debt collateralized by credit card receivables, compared with $18 million and $55 million in the respective prior year periods. These amounts, along with other net interest expense, equal consolidated GAAP net interest expense.

(b) Taxes are allocated to our business segments based on estimated income tax rates applicable to the operations of the segment for the period.

(c) For the three and nine months ended October 27, 2012, average diluted shares outstanding were 662.2 million and 665.8 million, respectively, and for the three and nine months ended October 29, 2011, average diluted shares outstanding were 678.3 million and 686.9 million, respectively.

(d) Represents the effect of the resolution of income tax matters. The results for the three and nine months ended October 27, 2012 also include a $57 million tax effect related to the gain on receivables held for sale.